AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

The Amended and Restated Employment Agreement by and between HA Sustainable Infrastructure Capital, Inc. (the “Company”) and Charles W. Melko (the “Executive”) which took effect on March 1, 2025 (the “Agreement”) is hereby amended pursuant to this Amendment No. 1 to Amended and Restated Employment Agreement (the “Amendment”). This Amendment shall be effective as of April 7, 2026.

The parties, for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby agree as follows:

1.Each reference to the Executive’s title of “Executive Vice President and Chief Financial Officer” in the Recitals of the Agreement and at Section 2 of the Agreement is hereby amended and restated to read “Senior Managing Director and Chief Financial Officer.”

2.By signing below, the Executive acknowledges and agrees that the update to their title reflected in the amendment to Section 2 of the Agreement above does not constitute “Good Reason,” as such term is defined in Section 7(e) of the Agreement, and the Executive hereby waives any claim that the amendments to the Agreement described in paragraphs 1 and 2 above constitute “Good Reason,” as such term is defined in Section 7(e) of the Agreement.

3.Except as expressly provided herein, the terms and conditions of the Agreement remain unmodified. All capitalized terms not defined herein shall have the meaning set forth in the Agreement. This Amendment shall be governed by the same provisions as set forth in Section 8 of the Agreement. If any part of this Amendment is held by a court of competent jurisdiction to be void or unenforceable, the remaining provisions shall continue with full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) indicated below.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Date: April 7, 2026	By:	/s/ Katherine McGregor Dent
	Name:	Katherine McGregor Dent
	Title:	Chief Human Resources Officer

Date: April 7, 2026	By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Chief Financial Officer, Treasurer and Senior Managing Director